UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 15, 2009

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	33-1073076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA	23230
(Address of principal executive offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 21, 2009, Genworth Financial, Inc. (the “Company”) completed the public offering (the “Offering”) of 55,200,000 shares (the “Shares”) of its Class A Common Stock, par value $0.001 per share (including the exercise in full of the underwriters’ option to purchase up to an additional 7,200,000 shares of Class A Common Stock).

In connection with the Offering, the Company entered into an underwriting agreement (the “Underwriting Agreement”), dated September 15, 2009, with Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., as representatives of the underwriters named therein (the “Underwriters”). Pursuant to the Underwriting Agreement, the Underwriters purchased the Shares from the Company at a price of $11.2729 per Share and offered the Shares to the public at an offering price of $11.75 per Share. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

On September 21, 2009, Weil, Gotshal & Manges LLP, counsel to the Company, issued an opinion to the Company regarding the validity of the securities issued and sold in the Offering. A copy of that opinion is filed as Exhibit 5.1 hereto.

The Offering was conducted pursuant to the Company’s registration statement on Form S-3 (File No. 333-161562).

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Number	Description
1.1	Underwriting Agreement, dated September 15, 2009, among Genworth Financial, Inc. and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., as representatives of the underwriters named therein.

5.1	Opinion of Weil, Gotshal & Manges LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2009

GENWORTH FINANCIAL, INC.

By:	/s/ Patrick B. Kelleher
Patrick B. Kelleher
Senior Vice President – Chief Financial Officer

EXHIBIT INDEX

Number	Description
1.1	Underwriting Agreement, dated September 15, 2009, among Genworth Financial, Inc. and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., as representatives of the underwriters named therein.

5.1	Opinion of Weil, Gotshal & Manges LLP.